Exhibit 99.1

Capricor Therapeutics Announces Closing of $5.1 Million Offering Priced At-the-Market

LOS ANGELES, December 19, 2019  -- Capricor Therapeutics, Inc. (NASDAQ: CAPR), a clinical-stage biotechnology company focused on the development of first-in-class biological therapeutics for the treatment of Duchenne muscular dystrophy and other rare disorders, today announced the closing of the previously announced offering priced at-the-market of 4,139,477 shares of the Company’s common stock (or common stock equivalents), at a purchase price of $1.226 per share and associated warrant. In addition, select members of the Company's Board of Directors participated in the offering. Each share of common stock (or common stock equivalent) offered was sold with a warrant to purchase one share of common stock at an exercise price of $1.10 per share and a five-year term.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to Capricor, before deducting placement agent fees and other offering expenses, are approximately $5.1 million. Capricor currently intends to use the net proceeds from the offering to fund research and development of its exosome technologies and for general corporate purposes.

The securities described above were sold by the Company pursuant to a registration statement on Form S-1 (File No. 333-235358) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 17, 2019. A prospectus relating to the securities sold was filed with the SEC on December 19, 2019 and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offer, if at all, will be made only by means of the prospectus forming a part of the effective registration statement.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ:CAPR) is a clinical-stage biotechnology company focused on the discovery, development and commercialization of first-in-class biological therapeutics for the treatment of rare disorders. Capricor’s lead candidate, CAP-1002, is an allogeneic cell therapy that is currently in clinical development for the treatment of Duchenne muscular dystrophy. Capricor has also established itself as one of the companies investigating the field of extracellular vesicles and is exploring the potential of exosome-based candidates to treat a variety of disorders. For more information, visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including the ability to obtain regulatory approvals or otherwise bring products to market; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, revenue projections; expectations with respect to the expected use of proceeds from the completed offering and the anticipated effects of the offering, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business is set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on March 29, 2019, and as amended by its Amendment No. 1 to Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 1, 2019, in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, as filed with the Securities and Exchange Commission on November 8, 2019, and in its Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on December 5, 2019 and declared effective by the Securities and Exchange Commission on December 17, 2019, and the prospectus contained therein, together with any amendments and supplements thereto. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

 CAP-1002 is an Investigational New Drug and is not approved for any indications. None of Capricor’s exosome-based candidates have been approved for clinical investigation.

For more information, please contact:

Corporate
Capricor Therapeutics, Inc.
AJ Bergmann, CFO
+1-310-358-3200
abergmann@capricor.com